UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 16, 2024

Lucid Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39408	85-0891392
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7373 Gateway Boulevard Newark, CA		94560
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 648-3553

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	LCID	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, on August 4, 2024, Lucid Group, Inc. (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) between the Company, and Ayar Third Investment Company, a single shareholder limited liability company organized under the laws of the Kingdom of Saudi Arabia (“Ayar”), an affiliate of the Public Investment Fund (“PIF”) and the Company’s majority shareholder. Pursuant to the Subscription Agreement, on August 16, 2024 (the “Closing Date”), Ayar purchased from the Company 75,000 shares of its Series B Convertible Preferred Stock, par value $0.0001 per share (the “Convertible Preferred Stock”) for an aggregate purchase price of $750,000,000 in a private placement (the “Private Placement”).

The shares of Convertible Preferred Stock sold to Ayar pursuant to the Subscription Agreement were issued pursuant to a Certificate of Designations of Series B Convertible Preferred Stock of the Company (the “Certificate of Designations”) filed with the Secretary of State of the State of Delaware on August 16, 2024 and were sold in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

On the Closing Date, the Company entered into an amendment to the Investor Rights Agreement, dated as of February 22, 2021, by and among the Company, Ayar, and the other parties thereto, as amended from time to time (the “Investor Rights Agreement” and the amendment, the “Fourth IRA Amendment”). The shares of Convertible Preferred Stock and the shares of Common Stock issuable upon conversion thereof are subject to the Fourth IRA Amendment, which governs the registration for resale of such shares of Convertible Preferred Stock and Common Stock. Pursuant to the Fourth IRA Amendment, Ayar is entitled to certain registration rights, including piggy-back and shelf registration rights, with respect to the shares of Convertible Preferred Stock and any shares of Common Stock issuable upon conversion thereof.

The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Subscription Agreement included as Exhibit 10.1 to the Current Report on Form 8-K filed on August 5, 2024 and incorporated herein by reference.

The foregoing description of the Certificate of Designations and Fourth IRA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference, and to the full text of the Fourth IRA Amendment included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Designations of Series B Convertible Preferred Stock of Lucid Group, Inc.
10.1	Amendment No. 4 to the Investor Rights Agreement, dated August 16, 2024, by and among Lucid Group, Inc., Ayar Third Investment Company and the other parties thereto.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2024

Lucid Group, Inc.

By:	/s/ Gagan Dhingra
Gagan Dhingra
Interim Chief Financial Officer